As filed with the Securities and Exchange Commission on January 21, 2025

Registration No. 333-159063
Registration No. 333-174195
Registration No. 333-181199
Registration No. 333-198038

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549
_______________________________

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-159063
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-174195
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-181199
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-198038

UNDER
THE SECURITIES ACT OF 1933
_______________________________

ROGERS CORPORATION
(Exact Name of Registrant as Specified in its Charter)
_______________________________

Massachusetts	06-0513860
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2225 W. Chandler Blvd.
Chandler, Arizona 85224
(Address of Principal Executive Offices) (Zip Code)

Rogers Corporation 2009 Long-Term Incentive Equity Compensation Plan
Stock Acquisition Program
(Full title of the Plan)

_______________________________

Jessica A. Morton
Vice President, General Counsel and Corporate Secretary
2225 W. Chandler Blvd.
Chandler, Arizona 85224
(480) 917-6000
(Name, address including zip code, and telephone number, including area code, of agent for service)

_______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Rogers Corporation (the “Company”) is filing these post-effective amendments (collectively, the “Post-Effective Amendments”) related to the following registration statements on Form S-8 (collectively, the “Registration Statements”):
•Registration Statement No. 333-159063, filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 8, 2009, which registered an aggregate of (i) 860,000 shares of the Company’s capital stock, par value $1.00 per share (“Capital Stock”), to be offered and sold pursuant to the Rogers Corporation 2009 Long-Term Incentive Equity Compensation Plan (the “Plan”) and (ii) 125,000 shares of the Company’s Capital Stock authorized for acquisition under a non-plan program under which certain officers and non-management directors of the registrant may acquire Capital Stock from the registrant (the “Stock Acquisition Program”);
•Registration Statement No. 333-174195, filed by the Company with the SEC on May 13, 2011, which registered an aggregate of 415,000 shares of the Company’s Capital Stock to be offered and sold pursuant to the Plan;
•Registration Statement No. 333-181199, filed by the Company with the SEC on May 7, 2012, which registered an aggregate of 500,000 shares of the Company’s Capital Stock to be offered and sold pursuant to the Plan; and
•Registration Statement No. 333-198038, filed by the Company with the SEC on August 11, 2014, which registered an aggregate of 800,000 shares of the Company’s Capital Stock to be offered and sold pursuant to the Plan.
The Company is no longer issuing securities under the Plan or the Stock Acquisition Program. This Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 is being filed in order to deregister all shares of Capital Stock that were registered under the Registration Statements and remain unissued under the Plan or the Stock Acquisition Program.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on January 21, 2025.

ROGERS CORPORATION

By:	/s/ Jessica A. Morton
Name:	Jessica A. Morton
Title:	Vice President, General Counsel and Corporate Secretary